EXHIBIT 10.65
AMENDMENT
TO
THE DURIRON COMPANY, INC.
1996 — 1998 LONG-TERM INCENTIVE PLAN
1. Preamble. The Duriron Company, Inc., predecessor to Flowserve Corporation (“Flowserve”), established a 1996 — 1998 Long-Term Incentive Plan (the “Plan”). Subsection F of the Plan permitted participants to defer the receipt of incentive awards in the form of deferred cash or in the form of deferred shares (the former shares now consisting of Flowserve shares). Shares and cash so deferred were credited to an account under the Plan. Payment is to be made under Section F of the Plan upon the occurrence of retirement. Since adoption of the Plan, section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), has been enacted and has become effective with respect to the Plan. The Plan will be amended in 2006 for overall compliance with section 409A of the Code. In the interim, Question and Answer 20 of Internal Revenue Service Notice 2005-1 permits distribution of certain amounts without respect to the otherwise applicable limitations of section 409A. By this amendment, Flowserve intends to accomplish amendment of the Plan to provide for such distributions.
2. Amendment. The Plan is hereby amended by adding the following Section H to the Plan, to follow Section G:
     “(H) 2005 Distribution. Notwithstanding anything to the contrary in this Plan, the entire amount credited as Deferred Cash Awards and all Deferred Shares under the Plan of former employee Participant William Jordan, and the entire amount of Deferred Cash Awards credited to current employee Participant Ronald F. Shuff, will be distributed in full in lump sums to William Jordan and Ronald F. Shuff, respectively, prior to December 31, 2005. Such distribution will be includible in the reportable taxable income of such Participants for taxable year 2005. These distributions are in accordance with Question and Answer 20 of Internal Revenue Service Notice 2005-1, and shall terminate the participation of such former employee Participant William Jordan in the Plan, and shall terminate the prior cash deferrals of Participant Ronald F. Shuff under the Plan. Such distribution shall be made in kind or in cash, as applicable.”
3. Effect of Amendment. Except as amended by this Amendment to The Duriron Company, Inc., 1996 — 1998 Long-Term Incentive Plan, the Plan shall remain in full force and effect.

FLOWSERVE CORPORATION

	By:	Pension and Investment Committee

		By:	/s/ Mark A. Blinn, Member

Executed December 14, 2005

1